UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2023

Laser Photonics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-56166	84-3628771
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 N. Keller Rd. Suite G Orlando, FL	32810
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 804-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LASE	The Nasdaq Stock Market LLC

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 10, 2023, the Board of Directors of the registrant (“Laser Photonics”) appointed William J. Campbell CPA, CMA, MBA, to serve as the Company’s Chief Financial Officer on a part-time basis until he is able to join full-time no later than July 1, 2023. Since February 2022, Mr. Campbell has served as an Executive Consultant for Whitewater Tx, a management consulting firm. From December 2011 to February 2022, Mr. Campbell served as Chief Financial Officer for Autoliv Americas, a division of Autoliv Inc. (NYSE: ALV), a global, publicly traded leader in automotive safety products with approximately $8B in annual revenues and 65,000 employees for its fiscal year 2022. While at Autoliv Americas, Mr. Campbell also served as Vice President of Supply Chain Management and on numerous corporate committees and boards. From May 1989 to June 1997, Mr. Campbell was Internal Auditor to the Finance Director of Morton International, a manufacturer of auto safety products that merged with Autoliv Inc. and from May 1987 to May 1989 he was Senior Consultant for Auditor and Tax Services at the public accounting firm KPMG.

William Campbell is a registered CPA in Illinois. He earned his BS from Illinois State University and MBA from Utah State University.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Laser Photonics Corporation

Date: April 10, 2023	By:	/s/ Wayne Tupuola
Wayne Tupuola
CEO

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